UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 26, 2003

ILLINI CORPORATION

(Exact name of registrant as specified in its charter)

Illinois	0-13343	37-1135429
(State of other jurisdiction of Incorporation)	(Commission file Numbers)	(IRS Employer Identification No.)

3200 W. Iles Avenue, Springfield, Illinois  62707

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code:  (217) 787-5111

Item 5.  Other Events

On June 13, 2003, Illini Corporation entered into an agreement with Illinois Community Bancorp, Inc. to terminate by mutual consent the merger between the two that was signed on November 21, 2001 and previously announced.

The termination agreement reaffirmed certain provisions of the original merger agreement including the payment of expenses by each party, the disposition of a promissory note, and general releases between all parties involved in the proposed merger.

On June 19, 2003, the Board of Directors of Illini Corporation approved the Fourth Amendment to the Rights Agreement.  The amendment clarifies the definition of a Holder of Rights.

Item 7.  Financial Statements and Exhibits

(c)            Exhibits

2.               Termination Agreement dated June 13, 2003.

4.               Fourth Amendment to Rights Agreement dated June 19, 2003.

Information Concerning Forward-Looking Statements

Statements contained in this Form 8-K which are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve important known and unknown risks, uncertainties and other factors and can be identified by phrases using “estimate,” “anticipate,” “believe,” “project,” “expect,” “intend,” “predict,” “potential,” “future,” “may,” “should” and similar expressions or words.  Such forward-looking statements are subject to risk and uncertainties which could cause actual results to differ materially from those projected.  Such risks and uncertainties include potential change in interest rates, competitive factors in the financial services industry, general economic conditions, the effect of new legislation and other risks detailed in documents filed by Illini Corporation with the Securities and Exchange Commission from time to time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILLINI CORPORATION

By:	/s/ Burnard K. McHone
Burnard K. McHone, President

Date:	June 26, 2003